                                                                    Exhibit 23.2

                     [Letterhead of PriceWaterhouseCoopers]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 22, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of R&G Financial Corporation, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico

July 15, 2002